Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2025 Financial Results

PITTSBURGH, PA, March 4, 2026 – Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its fourth quarter and fiscal year ended December 31, 2025.

“Throughout my 44 years at the helm of Smith Micro, we have experienced many different technology cycles, as well as on-going changes in the market, where we have seen firsthand the importance of having the right solutions at the right time,” said William W. Smith, Jr., president, chief executive officer and chairman of the board of Smith Micro. “Together, our team has put Smith Micro on a path to capitalize on the opportunities in front of us and return to profitability. We have substantially reduced our cost structure and optimized our spending, while strategically investing in areas that support innovation. We have strengthened our product lineup with a strategic focus on phones in our SafePath OS™ solutions for kids and seniors and an expanded portfolio that presents new opportunities to expand our role with current Tier 1 customers.

I am confident in our team’s ability to return Smith Micro to a state of growth and profitability, and as announced earlier today, I am extremely proud that the team will be led in that effort by Tim Huffmyer, who will step into the role of President and Chief Executive Officer at the end of this month as I move into the role of Executive Chairman. To underscore my confidence in the ability of our team to capitalize on the opportunities before us, as also announced today, my wife and I have agreed to provide an additional $4 million in funding to the Company, which should provide the time needed to return Smith Micro to profitability and the organic creation of cash to fund and grow the business going forward.”

Fourth Quarter 2025 Financial Results

Smith Micro reported revenue of $4.0 million for the quarter ended December 31, 2025, compared to $5.0 million reported in the quarter ended December 31, 2024.

Gross profit for the quarter ended December 31, 2025 was $3.0 million, compared to $3.8 million for the quarter ended December 31, 2024.

Gross profit as a percentage of revenue was 76.4% or the quarter ended December 31, 2025, compared to 75.6% for the quarter ended December 31, 2024.

GAAP net loss attributable to common stockholders for the quarter ended December 31, 2025 was $4.7 million, or $0.20 loss per share, compared to GAAP net loss of $4.4 million, or $0.25 loss per share, for the quarter ended December 31, 2024.

Non-GAAP net loss attributable to common stockholders for the quarter ended December 31, 2025 was $1.8 million, or $0.08 loss per share, compared to non-GAAP net loss of $1.9 million, or $0.11 loss per share, for the quarter ended December 31, 2024. Non-GAAP net loss excludes the items noted below under “Non-GAAP Measures.”

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 2

All share and per share amounts for common stock herein have been retroactively adjusted for all periods presented to give effect to the one-for-eight reverse stock split of our common stock, which became effective April 10, 2024.

Fiscal 2025 Financial Results

Smith Micro reported revenue of $17.4 million for the year ended December 31, 2025, compared to $20.6 million reported in the year ended December 31, 2024.

Gross profit for the year ended December 31, 2025 was $12.9 million compared to $14.4 million reported for the same period in 2024.

Gross profit as a percentage of revenue was 74.1% percent for the year ended December 31, 2025 compared to 70.2% percent for the year ended December 31, 2024.

GAAP net loss attributable to common stockholders for the year ended December 31, 2025 was $30.1 million, or $1.46 loss per share, compared to GAAP net loss of $48.7 million, or $3.94 loss per share, for the year ended December 31, 2024.

Non-GAAP net loss attributable to common stockholders for the year ended December 31, 2025 was $10.6 million, or $0.52 loss per share, compared to non-GAAP net loss of $13.7 million, or $1.11 loss per share, for the year ended December 31, 2024. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures."

Total cash and cash equivalents as of December 31, 2025 were $1.5 million.

Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net loss attributable to common stockholders, non-GAAP gross profit, and non-GAAP basic and diluted loss per share attributable to common stockholders in the presentation of financial results in this press release. Management believes these non-GAAP presentations may be more meaningful in analyzing the Company's income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, fair value adjustments, goodwill impairment, and other items, which includes the gain from the sale of ViewSpot, adjustment for deemed dividends, amortization of debt discount, personnel severance and reorganization costs, and costs associated with corporate actions. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of the Company's ongoing operational performance. The tables below labeled "Reconciliation of GAAP to Non-GAAP Results" present the differences between non-GAAP net loss attributable to common stockholders and net loss attributable to common stockholders on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, March 4, 2026, at 4:30 p.m. ET, to discuss the Company’s fourth quarter and fiscal year 2025 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=jAVOGfe7. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance our cost reduction plans and other future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are our customer concentration, given that the majority of our sales currently depend on a few large customer relationships; our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products; our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control; our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores; our ability to hire and retain key personnel; the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow; interruptions or delays in the services we provide from our data center and cloud hosting facilities; the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner; our ability to remain a going concern; our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all; our ability to be profitable; current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake; changes in our operating income due to shifts in our sales mix and variability in our operating expenses; adverse impact to our results of operations if we fail to realize the full value of our intangible assets; our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets; rapid technological evolution and resulting changes in demand for our products from our key customers and their end users; intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete; the risks inherent with international operations; the impact of evolving information security and data privacy laws on our business and industry; the impact of governmental regulations on our business and industry; our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others; the risk of being delisted from Nasdaq if we continue to fail to meet any of its applicable listing requirements. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands except share and par value data)

	December 31,	December 31,
	2025	2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$1,494	$2,808
Accounts receivable, net of related allowances of $0 and $3 at December 31, 2025 and 2024, respectively	1,817	5,721
Prepaid expenses and other current assets	1,218	1,467
Total current assets	4,529	9,996
Equipment and improvements, net	331	538
Right-of-use assets	1,119	2,367
Other assets	500	496
Intangible assets, net	18,492	23,597
Goodwill	—	11,052
Total assets	$24,971	$48,046
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,937	$1,738
Accrued payroll and benefits	1,488	1,694
Current operating lease liabilities	914	1,279
Other current liabilities	773	940
Notes payable net of discount	1,007	—
Total current liabilities	6,119	5,651
Non-current liabilities:
Warrant liabilities	45	224
Operating lease liabilities	417	1,287
Deferred tax liabilities, net	—	128
Total non-current liabilities	462	1,639
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 25,798,092 and 17,673,404 shares issued and outstanding at December 31, 2025 and 2024, respectively	26	18
Additional paid-in capital	403,107	395,383
Accumulated comprehensive deficit	(384,743)	(354,645)
Total stockholders’ equity	18,390	40,756
Total liabilities and stockholders' equity	$24,971	$48,046

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands except share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$3,974	$4,969	$17,363	$20,555
Cost of revenues (including depreciation of $0, $1, $1, and $15 in the years ended December 31, 2025 and 2024, respectively)	939	1,210	4,505	6,126
Gross profit	3,035	3,759	12,858	14,429
Operating expenses:
Selling and marketing	1,191	1,675	5,978	8,877
Research and development	2,507	2,757	10,719	14,085
General and administrative	2,347	2,370	10,009	10,583
Depreciation and amortization	1,353	1,413	5,398	6,285
Gain on sale of ViewSpot, net	—	—	(1,287)	—
Goodwill impairment	—	—	11,052	23,989
Total operating expenses	7,398	8,215	41,869	63,819
Operating loss	(4,363)	(4,456)	(29,011)	(49,390)
Other (expense) income:
Change in fair value of warrant and derivative liabilities	43	(75)	179	372
Interest (expense) income, net	(293)	23	(407)	112
Other (expense) income, net	(16)	66	(164)	196
Loss before benefit for income tax	(4,629)	(4,442)	(29,403)	(48,710)
Income tax benefit	(76)	(51)	(76)	(13)
Net loss	(4,553)	(4,391)	$(29,327)	$(48,697)
Deemed dividend	(133)	—	(769)	—
Net loss attributable to common stockholders	$(4,686)	$(4,391)	$(30,096)	$(48,697)

Net loss per share attributable to common stockholders – basic and diluted
Basic and diluted	$(0.20)	$(0.25)	$(1.46)	$(3.94)

Weighted average shares outstanding:
Basic and diluted	23,856	17,550	20,605	12,367

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended
	December 31,
	2025	2024
	(unaudited)	(audited)
Operating activities:
Net loss	$(29,327)	$(48,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,399	6,300
Goodwill impairment	11,052	23,989
Non-cash lease expense	13	(304)
Change in fair value of warrant liabilities	(179)	(372)
Amortization of debt discount and financing issuance costs	239	—
Stock based compensation	3,609	4,503
Gain on sale of ViewSpot, net	(1,287)	—
Deferred income taxes	(128)	(40)
Gain on license of patents, net	—	(198)
Changes in operating accounts:
Accounts receivable	3,905	2,191
Prepaid expenses and other assets	247	361
Accounts payable, accrued, and other liabilities	(736)	(2,028)
Net cash used in operating activities	(7,193)	(14,295)
Investing activities:
Capital expenditures, net	(88)	(20)
Proceeds from sale of ViewSpot, net	1,287	—
Proceeds from license of patents, net	—	198
Net cash provided by investing activities	1,199	178
Financing activities:
Issuance of common stock and warrants in connection with common stock offering, net of issuance costs	3,352	9,839
Issuance of notes payable and warrants	1,333	—
Proceeds from financing arrangements	933	1,043
Repayments of financing arrangements	(940)	(1,087)
Other financing activities	2	5
Net cash provided by financing activities	4,680	9,800
Net decrease in cash and cash equivalents	(1,314)	(4,317)
Cash and cash equivalents, beginning of period	$2,808	$7,125
Cash and cash equivalents, end of period	$1,494	$2,808

Supplemental disclosure of non-cash financing activities:
Deemed dividend	$769	$—

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

Three Months Ended December 31, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$3,035	$—	$—	$—	$—	$—	$—	$3,035

Selling and marketing	1,191	(232)	—	—	—	—	(32)	927
Research and development	2,507	(159)	—	—	—	—	(442)	1,906
General and administrative	2,347	(390)	—	—	—	—	(61)	1,896
Depreciation and amortization	1,353	—	(1,276)	(77)	—	—	—	—
Total operating expenses	$7,398	$(781)	$(1,276)	$(77)	$—	$—	$(535)	$4,729

(Loss) income before benefit for income taxes	$(4,629)	$781	$1,276	$77	$(43)	—	$755	$(1,783)
Net loss attributable to common stockholders	$(4,686)	$781	$1,276	$77	$(43)	—	$755	$(1,840)
(Loss) earnings per share: basic and diluted	$(0.20)	$0.03	$0.05	$—	$—	—	$0.03	$(0.08)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes costs associated with corporate actions in the fourth quarter of 2025 including personnel severance and reorganization activities of approximately $535, and amortization of debt discount of approximately $219.

Three Months Ended December 31, 2024	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other	Non-GAAP
Gross profit	$3,759	$—	$—	$1	$—	$—	$—	$3,760

Selling and marketing	1,675	(239)	—	—	—	—	—	1,436
Research and development	2,757	(250)	—	—	—	—	—	2,507
General and administrative	2,370	(495)	—	—	—	—	—	1,875
Depreciation and amortization	1,413	—	(1,334)	(79)	—	—	—	—
Total operating expenses	$8,215	$(984)	$(1,334)	$(79)	$—	—	—	$5,818

(Loss) income before benefit for income taxes	$(4,442)	$984	$1,334	$80	$75	$—	$—	$(1,969)
Net loss attributable to common stockholders	$(4,391)	$984	$1,334	$80	$75	$—	$—	$(1,918)
(Loss) earnings per share: basic and diluted	$(0.25)	$0.06	$0.08	$—	$—	$—	$—	$(0.11)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Fourth Quarter 2025 Financial Results	Page 8

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

Year Ended December 31, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$12,858	$—	$—	$—	$—	$—	$—	$12,858

Selling and marketing	5,978	(941)	—	—	—	—	(46)	4,991
Research and development	10,719	(731)	—	—	—	—	(442)	9,546
General and administrative	10,009	(1,931)	—	—	—	—	(150)	7,928
Depreciation and amortization	5,398	—	(5,105)	(293)	—	—	—	—
Gain on sale of ViewSpot, net	(1,287)			—	—	—	1,287	—
Goodwill impairment	11,052	—	—	—	—	(11,052)	—	—
Total operating expenses	41,869	(3,603)	(5,105)	(293)	—	(11,052)	649	22,465

(Loss) income before benefit for income taxes	$(29,403)	$3,603	$5,105	$293	$(179)	$11,052	$(410)	$(9,939)
Net loss attributable to common stockholders	$(30,096)	$3,603	$5,105	$293	$(179)	$11,052	$(410)	$(10,632)
(Loss) earnings per share: basic and diluted	$(1.46)	$0.17	$0.25	$0.01	$(0.01)	$0.54	$(0.02)	$(0.52)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes costs associated with corporate actions in 2025 including personnel severance and reorganization activities of approximately $637, amortization of debt discount of approximately $239, offset by gain from sale of ViewSpot of $1,287.

Year Ended December 31, 2024	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Goodwill Impairment	Other¹	Non-GAAP
Gross profit	$14,429	$—	$—	$15	$—	$—	$11	$14,455

Selling and marketing	8,877	(1,207)	—	—	—	—	(174)	7,496
Research and development	14,085	(1,076)	—	—	—	—	(322)	12,687
General and administrative	10,583	(2,220)	—	—	—	—	(291)	8,072
Depreciation and amortization	6,285	—	(5,935)	(350)	—	—	—	—
Goodwill impairment	23,989	—	—	—	—	(23,989)	—	—
Total operating expenses	63,819	(4,503)	(5,935)	(350)	—	(23,989)	(787)	28,255

(Loss) income before benefit for income taxes	$(48,710)	$4,503	$5,935	$365	$(372)	$23,989	$600	$(13,690)
Net loss attributable to common stockholders	$(48,697)	$4,503	$5,935	$365	$(372)	$23,989	$600	$(13,677)
(Loss) earnings per share: basic and diluted	$(3.94)	$0.36	$0.48	$0.03	$(0.03)	$1.94	$0.05	$(1.11)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes costs associated with corporate actions in 2024, including but not limited to special meetings and reverse stock split, offset by licensure of patents.